Exhibit 99.1
Media Contact: Laura Tringali
978-570-6900
laura.tringali@accellent.com

Investor Contact: Richard Johnson
978-570-6900
richard.johnson@accellent.com

Accellent Inc. Announces Third Quarter 2013 Results

Wilmington, MA (November 7, 2013) - Accellent Inc. (the “Company” or “Accellent”) today announced results for its fiscal third quarter ended September 30, 2013.

Third Quarter 2013 Financial Results

Third quarter 2013 net sales of $135.4 million increased 7.5% from $126.0 million in the third quarter of 2012. Net sales in our cardio & vascular business of $82.8 million increased 5.1% from $78.7 million for the same quarter last year. Net sales in our advanced surgical business of $52.7 million were 11.5% higher than $47.2 million for the third quarter of 2012.

Adjusted EBITDA in the third quarter of 2013 increased 8.6% to $30.6 million, or 22.6% of net sales, compared to Adjusted EBITDA of $28.2 million, or 22.3% of net sales, in the third quarter of 2012.

“Building on last quarter's momentum, we delivered strong results across our business with Q3 being another successful quarter,” stated Donald Spence, Chairman and CEO of Accellent. “Our third quarter results continue to demonstrate our ability to align our strategy with our customers' needs. We remain confident in our ability to deliver overall operational improvement and meaningful long term growth.”

Income from continuing operations was $20.9 million in the third quarter of 2013, compared with income from continuing operations of $16.2 million in the third quarter of 2012. Net income was $2.4 million in the third quarter of 2013 compared to a net loss of $6.5 million in the third quarter of 2012.

Nine Months Ended September 30, 2013 Financial Results

Net sales increased 2.8% to $387.0 million in the first nine months of 2013, compared with $376.5 million in the first nine months of 2012. Net sales in our cardio & vascular business of $239.4 million increased 2.0% from $234.6 million for the same period last year. Net sales in our advanced surgical business of $147.6 million were 4.0% higher than $141.9 million for the first nine months of 2012.

Adjusted EBITDA for the first nine months of 2013 increased 0.9% to $76.6 million, or 19.8% of net sales compared to Adjusted EBITDA of $75.9 million, or 20.2% of net sales in the first nine months of 2012.

Loss from continuing operations was $17.0 million in the first nine months of 2013, compared with income from continuing operations of $39.8 million in the first nine months of 2012. Net loss was $72.4 million in the first nine months of 2013 compared with a net loss of $19.1 million in the first nine months of 2012. The loss from continuing operations and net loss for the nine months ended September 30, 2013 include a $63.1 million pre-tax goodwill impairment charge associated with our advanced surgical reporting unit. There was no impairment charge in 2012.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

The financial information included in this press release reflect results from continuing operations for all periods presented and assets to be held and used. Results of discontinued operations and assets held for sale are presented separately for all periods presented.

Conference Call

Donald Spence, Chairman and Chief Executive Officer, and Richard Johnson, Interim Chief Financial Officer, will discuss our third quarter financial results in a conference call scheduled for today, November 7, 2013 at 5:00 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 446-1671 pass code 35825346. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 843-7419 pass code 35825346 until November 14, 2013.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers' speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 1, 2013. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013
Net sales	$125,961	$135,437	$376,526	$386,968
Cost of sales (exclusive of amortization)	92,250	97,561	280,370	287,819
Gross profit	33,711	37,876	96,156	99,149
Operating expenses:
Selling, general and administrative expenses	12,833	12,511	41,502	39,536
Research and development expenses	419	508	1,364	1,507
Impairment of goodwill	—	—	—	63,128
Restructuring expenses	714	66	2,552	(115)
(Gain) loss on disposal of assets	(221)	204	(254)	896
Amortization of intangible assets	3,735	3,735	11,205	11,205
Total operating expenses	17,480	17,024	56,369	116,157
Income (loss) from continuing operations	16,231	20,852	39,787	(17,008)
Other (expense) income, net:
Interest expense, net	(17,379)	(17,288)	(51,879)	(51,865)
Other income (expense), net	592	(103)	(90)	(283)
Total other expense, net	(16,787)	(17,391)	(51,969)	(52,148)
(Loss) income from continuing operations before income taxes	(556)	3,461	(12,182)	(69,156)
Provision for income taxes	999	1,035	2,717	3,158
Net (loss) income from continuing operations	(1,555)	2,426	(14,899)	(72,314)
Net loss from discontinued operations, net of tax of $111 and $515 for the three and nine months ended September 30, 2012, respectively, and net of tax of $0 for the three and nine months ended September 30, 2013, respectively	(4,925)	(63)	(4,175)	(63)
Net (loss) income	$(6,480)	$2,363	$(19,074)	$(72,377)

ACCELLENT INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2012	September 30, 2013
Assets
Current assets:
Cash	$59,902	$64,577
Accounts receivable, net of allowances of $2,106 and $2,508 as of December 31, 2012 and September 30, 2013, respectively	49,403	56,735
Inventory	57,069	63,329
Prepaid expenses and other current assets	10,973	3,403
Total current assets	177,347	188,044
Property, plant and equipment, net	114,809	116,315
Assets held for sale	1,060	880
Goodwill	619,443	556,315
Other intangible assets, net	134,747	123,543
Deferred financing costs and other assets, net	13,766	11,634
Total assets	$1,061,172	$996,731
Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$11	$7
Accounts payable	20,044	22,259
Accrued payroll and benefits	6,829	11,766
Accrued interest	19,323	18,804
Accrued expenses and other current liabilities	17,359	15,915
Total current liabilities	63,566	68,751
Long-term debt	713,294	713,560
Other liabilities	39,905	40,984
Total liabilities	816,765	823,295
Commitments and contingencies (Note 12)
Stockholders' equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2012 and September 30, 2013, respectively	—	—
Additional paid-in capital	639,610	640,503
Accumulated other comprehensive loss	(2,554)	(2,041)
Accumulated deficit	(392,649)	(465,026)
Total stockholders’ equity	244,407	173,436
Total liabilities and stockholders’ equity	$1,061,172	$996,731

ACCELLENT INC.
Unaudited Revenue by Segment
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013
Net Sales*:
Cardio & Vascular segment	$78,719	$82,772	$234,630	$239,351
Advanced Surgical segment	47,242	52,665	141,896	147,617
Total Net Sales	$125,961	$135,437	$376,526	$386,968

*Results do not include intersegment net sales

ACCELLENT INC.
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA:
Net (loss) income	$(6,480)	$2,363	$(19,074)	$(72,377)
Interest expense, net	17,379	17,288	51,879	51,865
Provision for income taxes	999	1,035	2,717	3,158
Depreciation and amortization	10,090	8,406	29,578	24,634
EBITDA (1)	$21,988	$29,092	$65,100	$7,280
Adjustments:
Impairment of goodwill	—	—	—	63,128
Stock-based compensation – employees	182	418	364	818
Stock-based compensation - non-employees	23	30	68	90
Employee severance and relocation	500	152	1,870	971
Loss from discontinued operations, net	4,925	63	4,175	63
Restructuring expenses	714	66	2,552	(115)
Plant closure costs & other	194	27	517	1,244
Currency (gain) loss	(568)	111	152	1,231
(Gain) loss on disposal of assets	(221)	204	(254)	896
Other taxes	80	70	395	218
Management fees to stockholder	335	351	1,005	1,055
Realized gain on available for sale security	—	—	—	(242)
Adjusted EBITDA (1)	$28,152	$30,584	$75,944	$76,637

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.
EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for impairment of goodwill, restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, results from discontinued operations, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, management fees, and gains and losses from the sale of available for sale securities.
We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.